UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 2 to

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report  (Date of earliest event reported):        July 31, 2007

Sun-Times Media Group, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
1-14164	95-3518892
(Commission File Number)	(I.R.S. Employer Identification No.)

350 North Orleans Street, 10-S, Chicago Illinois	60654
(Address of principal executive offices)	(Zip Code)

(312) 321-2299
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 2 to the Current Report on Form 8-K filed by the Registrant on August 6, 2007, as amended by the Amendment No. 1 to Form 8-K filed by the Registrant on September 20, 2007 (as amended, the “Original Filing”), is filed to provide certain disclosure required under Item 5.02(d) of Form 8-K as such information was not available at the time the Original Filing was due and filed.

Except for the disclosure below, no other disclosure contained in the Original Filing is amended pursuant to this amendment.

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported in the Original Filing, on July 31, 2007, Hollinger Inc. (“Hollinger”), acting by written consent, elected William E. Aziz, Brent D. Baird, Albrecht W.A. Bellstedt, Peter J. Dey, Edward C. Hannah and G. Wesley Voorheis to the Board of Directors of Sun-Times Media Group, Inc. (the “Company”).

On October 15, 2007, the Board of Directors of the Company, acting on the findings of its Nominating & Governance Committee, determined that each of Messrs. Baird, Bellstedt and Dey were independent under the applicable rules and listing standards of the New York Stock Exchange (the “NYSE”) and the Company’s Director Independence Standards.

In addition, the Board of Directors appointed Mr. Baird and Herbert A. Denton to its Audit Committee in addition to Graham W. Savage, who continues to serve as member of the Audit Committee. The Board of Directors determined that each of Messrs. Baird, Denton and Savage meets the independence and experience requirements of the NYSE and applicable federal securities laws to serve on the Audit Committee. The Board of Directors also determined that each of Messrs. Baird, Denton and Savage is financially literate and that Mr. Savage qualifies as an audit committee financial expert under the rules of the Securities and Exchange Commission implementing Section 407 of the Sarbanes-Oxley Act of 2002.

The Board of Directors also appointed Messrs. Bellstedt and Savage to its Nominating & Governance Committee in addition to Raymond G.H. Seitz, who continues to serve as member of that committee. The Board of Directors also appointed Mr. Dey to its Compensation Committee in addition to Mr. Denton, who continues to serve as member of the Compensation Committee.

The independence determination of the Board of Directors described above did not include any determination with respect to the independence of any of the six new directors under applicable Delaware law and the Board of Directors expressly reserved the right to make further decisions on this issue at the time under consideration and to take into account additional factors not necessarily considered in connection with the independence determinations made above for purposes of applicable federal securities laws and the NYSE rules and listing standards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN-TIMES MEDIA GROUP, INC. (Registrant)
Date: October 16, 2007	By:	/s/ James D. McDonough
Name: James D. McDonough Title: Vice President, General Counsel and Secretary